Exhibit 10.1

CERTIFICATE OF RESOLUTION

of

FIRST COMMUNITY BANCSHARES, INC.

The undersigned hereby certifies that the following is a true and correct copy of the resolution duly adopted by the Board of Directors of First Community, Bancshares, Inc., a Nevada corporation (hereafter referred to as “Employer” or “Corporation”), at a meeting duly called and held on the 24th day of January, 2017, and that said resolutions are now in full force.

WHEREAS, the Board previously approved and adopted a nonqualified plan known as the First Community Bancshares, Inc. and Affiliates Executive Retention Plan (hereinafter referred to as the “Plan”); and

WHEREAS, currently, eligibility for participation in the plan requires that an employee be highly compensated, as that terms is defined in ERISA Sections 201(2), 301(a)(2), and 401(a)(1), or a member of senior management; and

WHEREAS, the Employer desires to amend the Plan to change the definition of an Eligible Employee to more accurately define the type of employee who the Board believes should be eligible for inclusion in the Plan based on the interests of the Corporation;

WHEREAS, the Employer also desires to amend the Plan to clarify the intention of the Corporation regarding the calculation of Years of Benefit Service, as defined in the Plan; specifically, the Board has determined that it is in the best interest of the Corporation that, for vesting purposes, participants should only be credited for those Years of Service, as defined in the Plan, occurring after the date the participant becomes an Eligible Employee, as that term is being redefined in the Plan.

WHEREAS, a draft amendment to the Plan has been prepared to amend the definition of Eligible Employee and to add the clarifying language regarding the calculation of Years of Benefit Service and a draft form of such amendment (“Amendment # 4”), as set forth in Exhibit A to this Resolution.

NOW, THEREFORE, BE IT RESOLVED:

1.      The appropriate officers of the Corporation are hereby authorized to make necessary non-substantive modifications to the attached draft amendment based on the direction of counsel to ensure that such amendment, when finalized, amends the Plan to redefine Eligible Employee to include any employee whom the Compensation and Retirement Committee, at the recommendation of executive management, has determined to have a level of skill and knowledge that make that employee’s value to the Corporation of such significance that additional retention efforts by the Corporation are prudent and/or who’s skills and knowledge render them extremely costly, time consuming, and difficult to replace.

2.      The appropriate officers of the Corporation are further authorized to take appropriate actions to amend the Plan to clarify that Years of Benefit Service shall only include those Years of Service during which a participant was an Eligible Employee.

3.      Once counsel confirms that such Amendment # 4 is in final form, William P. Stafford, II, Chairman and Chief Executive Officer, is directed to execute the same pursuant to the authority delegated to him by the Compensation and Retirement Committee in its capacity as Plan Administrator.

4.      The appropriate officers of the Corporation are further authorized to file any required disclosures, including if necessary, a FORM 8-K to disclose adoption of “Amendment # 4” once finalized and executed.

5.      These actions do not in any manner serve, and it is not the intent of the Board or the Corporation, to amend or modify the Plan document in any other manner.

6.      The Secretary of the Corporation is hereby authorized, empowered and directed to file a copy of these Resolutions with the minutes of proceedings of the Board of Directors of the Corporation.

7.      No further actions are hereby taken or contemplated.

IN WITNESS WHEREOF, I, the undersigned Secretary of the Corporation, have hereunto subscribed my name and affixed the seal of the Corporation this the 24th day of January, 2017.

SEAL

_____________________________________________

Secretary

Amendment # 4

First Community Bancshares, Inc. and Affiliates

Executive Retention Plan

This Amendment to the First Community Bancshares, Inc. and Affiliates Executive Retention Plan as amended and restated effective January 1, 2005 (hereinafter referred to as the “Plan”), by First Community Bancshares, Inc., a Nevada corporation (hereafter referred to as the “Corporation” or the “Employer”), is made effective February 28, 2017.

WITNESSETH

WHEREAS, the Employer previously adopted the Plan to provide nonqualified benefits to a select group of management and highly compensated employees; and

WHEREAS, the Employer desires to amend the Plan to change the definition of an Eligible Employee to more accurately define the type of employee who the Board believes should be eligible for inclusion in the Plan based on the interests of the Corporation;

WHEREAS, the Employer further desires to amend the Plan to clarify its intention regarding the calculation of Years of Benefit Service and, specifically, to limit the Years of Service participants are credited with to those occurring after the date the participant becomes an Eligible Employee.

NOW, THEREFORE, the Plan is hereby amended as follows:

A new Section 1.19 is added as follows:

1.19	Eligible Employee shall mean an Employee who has demonstrated a level of skill and knowledge of such value to the Corporation that additional retention efforts are prudent and/or which renders the Employee extremely costly, time consuming, and difficult to replace. Following recommendation by the Chief Executive Officer of the Employer, the determination of whether an Employee is an Eligible Employee and the date upon which such designation was warranted is in the sole discretion of the Compensation and Retirement Committee.

A new Section 9.5 is added as follows:

1.35 (b)	Years of Benefit Service shall mean all of a Participant’s Years of Service as an Employee, beginning on the date upon which they became an Eligible Employee, even if such years occurred prior to the adoption of this Plan. However, notwithstanding the provisions of this Section 1.35, if a Participant retires or has a Break-in-Service and shall have received payment for all of his vested Accrued Benefit under the Plan, or the Actuarial Equivalent thereof, and shall subsequently re-enter service, service prior to such retirement or Break-in-Service shall be disregarded for the purpose of determining Years of Benefit Service.

This Amendment is adopted on this ____ day of _____, 2017.

First Community Bancshares, Inc.

By: ________________________________